Exhibit 23.1

PricewaterhouseCoopers LLP PricewaterhouseCoopers Center 300 Madison Avenue New York NY 10017 Telephone (646) 471 30000 Facsimile (813) 286 6000

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated February 29, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting of NYSE Euronext, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP New York, New York
March 28, 2008